Exhibit (a)(4)

DWS INTERNATIONAL FUND, INC.

ARTICLES SUPPLEMENTARY

DWS International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the authorized but undesignated shares of capital stock of the Corporation as a new Class of the Corporation’s DWS Emerging Markets Equity Fund Series, such Class being designated as the “Institutional Class” shares of the DWS Emerging Markets Equity Fund Series.

SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue two billion four hundred forty seven million nine hundred twenty three thousand eight hundred eighty eight (2,447,923,888) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of Twenty Four Million Four Hundred Seventy Nine Thousand Two Hundred Thirty Eight Dollars and Eighty Eight Cents ($24,479,238.88), which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares

DWS International Fund	620,595,597

Class A shares	100,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	200,595,597
Class AARP shares	100,000,000
Institutional Class shares	50,000,000
Investment Class shares	100,000,000

DWS Latin America Equity Fund	340,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class M shares	20,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000

DWS Europe Equity Fund 420,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000
Institutional Class shares	100,000,000

DWS Emerging Markets

Equity Fund	320,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000

DWS International Value

Opportunities Fund	320,000,000

Class A shares	80,000,000
Class C shares	80,000,000
Institutional Class shares	80,000,000
Class S shares	80,000,000

Undesignated	427,328,291

(b) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue two billion four hundred forty seven million nine hundred twenty three thousand eight hundred eighty eight (2,447,923,888) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of Twenty Four Million Four Hundred Seventy Nine Thousand Two Hundred Thirty Eight Dollars and Eighty Eight Cents ($24,479,238.88), which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares

DWS International Fund	620,595,597

Class A shares	100,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	200,595,597
Class AARP shares	100,000,000

Institutional Class shares	50,000,000
Investment Class shares	100,000,000

DWS Latin America Equity Fund	340,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class M shares	20,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000

DWS Europe Equity Fund	420,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000
Institutional Class shares	100,000,000

DWS Emerging Markets

Equity Fund	420,000,000

Class A shares	50,000,000
Class B shares	50,000,000
Class C shares	20,000,000
Class S shares	100,000,000
Class AARP shares	100,000,000
Institutional Class shares	100,000,000

DWS International Value

Opportunities Fund	320,000,000

Class A shares	80,000,000
Class C shares	80,000,000
Institutional Class shares	80,000,000
Class S shares	80,000,000

Undesignated	417,328,291

THIRD: A description of the “Institutional Class” shares of the Corporation’s DWS Emerging Markets Equity Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

Except as provided in the Charter of the Corporation, the shares of the “Institutional Class” of the DWS Emerging Markets Equity Fund Series shall be identical in all respects with the shares of the other Classes of the DWS Emerging Markets Equity Fund Series.

FOURTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on January 24, 2008, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 12th day of February, 2008; and its Vice President acknowledges that these Articles Supplementary are the act of DWS International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DWS INTERNATIONAL FUND, INC.

/s/Caroline Pearson	/s/John Millette

Caroline Pearson, Assistant Secretary	John Millette, Vice President